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                                                                       Exhibit 11

THE DIAL CORP
STATEMENT RE COMPUTATION OF NET INCOME (LOSS)
PER COMMON SHARE
(000 omitted)
                                                  Year ended December 31,
                                         ------------------------------------------
                                             1994            1993            1992
                                          ------------    ------------    ------------
PRIMARY:
Net income (loss)                        $     140,311   $     120,485   $     (81,515)
Less:  Preferred stock dividends                (1,123)         (1,122)         (1,122)
       Dilution due to outstanding
         options of subsidiaries
         considered common stock
         equivalents                                (9)
                                           -----------     -----------     -----------
                                         $     139,179   $     119,363   $     (82,637)
                                           ===========     ===========     ===========

Weighted average common shares
  outstanding before common
  equivalents                                   85,069          84,004          82,326
Common equivalent stock options                  1,577           1,402           1,700
                                           -----------     -----------     -----------
                                                86,646          85,406          84,026
                                           ===========     ===========     ===========

Net income (loss) per share
  (dollars)                              $        1.61   $        1.40   $       (0.98)
                                           ===========     ===========    ============

FULLY DILUTED:
Adjusted net income (loss) per above     $     139,179   $     119,363   $     (82,637)
Less:  Additional dilution due to
         outstanding options of
         subsidiaries considered
         common stock equivalents                                   (9)
                                           -----------     -----------     -----------
                                         $     139,179   $     119,354   $     (82,637)
                                           ===========     ===========     ===========

Average common and equivalent shares
  per above                                     86,646          85,406          84,026
Common equivalent stock options                                     84
                                           -----------     -----------     -----------
                                                86,646          85,490          84,026
                                           ===========     ===========     ===========

Net income (loss) per share
  (dollars)                              $        1.61   $        1.40   $       (0.98)
                                           ===========     ===========    ============

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